Calculation of Filing Fee Tables
S-8
ARGENX SE
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, nominal value of EUR0.10 per share, reserved for issuance under the argenx Equity Incentive Plan, as amended	457(a)	3,000,000	$ 840.75	$ 2,522,250,000.00	0.0001381	$ 348,322.72
Total Offering Amounts:						$ 2,522,250,000.00		$ 348,322.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 348,322.72
Offering Note
[1]	1(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares which become issuable under the argenx Equity Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding ordinary shares. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. 1(b) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices for the ordinary shares as quoted on the Nasdaq Stock Market on December 15, 2025 of $840.75 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A